EXHIBIT 2.1



                                                                     FINAL










                         AGREEMENT AND PLAN OF MERGER


                                     Among


                              USF&G CORPORATION,


                         THE ST. PAUL COMPANIES, INC.


                                      and


                             SP MERGER CORPORATION





                         Dated as of January 19, 1998


                         AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 19, 1998 among USF&G Corporation, a Maryland corporation (the "Company"), The St. Paul Companies, Inc., a Minnesota corporation ("Parent"), and SP Merger Corporation, a Maryland corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary," the Company and Merger Subsidiary sometimes being hereinafter collectively referred to as the "Constituent Corporations").


                                   RECITALS

                  WHEREAS, the respective boards of directors of each of Parent, Merger Subsidiary and the Company have determined that the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger;

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Shares (as defined in Section 4.1(a)) under the terms and conditions set forth in the Stock Option Agreement;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;" and

                  WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
                                   ARTICLE I

                      The Merger; Closing; Effective Time

                  1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. The Merger shall have the effects specified in the Maryland General Corporation Law, as amended (the "MGCL").

                  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day after the day on which the last to be fulfilled or waived of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "Maryland Articles of Merger") to be executed, acknowledged and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the "Department") as provided in Section 3-107 of the MGCL. The Merger shall become effective at the time the Department accepts for record the Maryland Articles of Merger or at such later time agreed by the Company and Parent and established under the Maryland Articles of Merger, not to exceed 30 days after the Maryland Articles of Merger are accepted for record by the Department (the "Effective Time").


                                  ARTICLE II

                              Charter and Bylaws
                         of the Surviving Corporation

                  2.1. The Charter. The charter of the Company as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Article Fifth of the Charter shall be amended to read in its entirety as follows: "The name and address of the resident agent of the Corporation in this state are James J. Hanks, Jr., 300 East Lombard Street, Baltimore, Maryland 21202, (ii) Article Sixth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share", and (iii) Article Seventh shall be deleted in its entirety with all subsequent Articles renumbered accordingly.

                  2.2. The Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.


                                  ARTICLE III

                            Officers and Directors
                         of the Surviving Corporation

                  3.1. Directors. The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                  3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.


                                  ARTICLE IV

                        Effect of the Merger on Stock;
                           Exchange of Certificates

                  4.1. Effect on Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company:

                  (a) Merger Consideration. Each share of common stock, par value $2.50 per share, of the Company (each a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any direct or indirect Subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (and in each case not held on behalf of third parties) ("Excluded Shares")) shall be converted into, and become exchangeable for the right to receive (the "Merger Consideration") that number of shares (the "Exchange Ratio") of common stock, no par value ("Parent Common Stock"), of Parent determined by dividing $22 by the average of the daily average per share high and low sales prices of one share of Parent Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for each of the 20 trading days ending on the third trading day prior to the Stockholders Meeting (as defined in Section 6.4 hereof) rounded to the fourth decimal place (the "Average Parent Price"), provided, that, (i) if the Average Parent Price is less than $74 (the "Lower Collar"), the Exchange Ratio shall be 0.2973; and (ii) if the Average Parent Price is greater than $78 (the "Upper Collar" and, together with the Lower Collar, the "Collars"), the Exchange Ratio shall be 0.2821. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares pursuant to Section 4.2(e), if any, and any distribution or dividend pursuant to Section 4.2(c).

                  (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any direct or indirect Subsidiary of the Company (in each case other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Merger Subsidiary. At the Effective Time, each share of Common Stock, par value $1.00 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  4.2.    Exchange of Certificates for Shares.

                  (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent prior to the Effective Time with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) (including cash in lieu of fractional Shares) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional Shares, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded
Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

                  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                  (c)     Distributions with Respect to Unexchanged Shares;
Voting.   (i) All shares of Parent Common Stock to be issued pursuant to the
Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to such time of surrender payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                          (ii)      Holders of unsurrendered Certificates who
were the registered holders at the Effective Time shall be entitled to vote after the Effective Time at any meeting of Parent stockholders (or consent in connection with any consent in lieu of meeting) the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Parent Common Stock have been received by the Exchange Agent.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this
Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

                  (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (defined to mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person) (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in
Section 6.8 hereof.

                  4.3. Dissenters' Rights. In accordance with Section 3-202 of the MGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                  4.4. Adjustments to Prevent Dilution. In the event that after the date hereof and prior to the Effective Time the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Collars shall be equitably adjusted.

                  4.5. Treatment of the Convertible Notes. The Convertible Notes (as defined in Section 5.1(b)) shall be treated as set forth in Section 6.15.


                                   ARTICLE V

                        Representations and Warranties

                  5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and each of the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' charter and by-laws or other organizational documents, each as amended to the date hereof. The Company's and its Subsidiaries' charter and by-laws or other organizational documents so made available are in full force and effect.

                  As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of the operations of the Company and its Subsidiaries taken as a whole, other than effects caused by changes in general economic or securities markets conditions, changes that affect the insurance industry in general, changes resulting from any event that is designated to be a "catastrophe" by the Property Claims Services Division of the American Insurance Services Group, Inc., changes resulting from insurance exposures not known to any of the Responsible Executive Officers of the Company after due inquiry on or prior to the date of this Agreement or, if known, disclosed on or prior to the date of this Agreement to an employee of Parent having substantial responsibility for due diligence in connection with the transactions contemplated by this Agreement, and changes resulting from the announcement or proposed consummation of this Agreement and the transactions contemplated hereby.

                  For purposes of this Agreement, the term "Responsible Executive Officers of the Company" shall mean the persons designated as such in Section 5.1(a) of the Company Disclosure Letter.

                  The Company conducts its insurance operations through the Subsidiaries listed in Section 5.1(a) of the Company Disclosure Letter (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to result in a Company Material Adverse Effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably likely to have a Company Material Adverse Effect.

                  Except for the Company Insurance Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company or the ownership of which would require Parent to file a notification form under or observe applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                  (b) Capital Structure. The authorized stock of the Company consists of 240,000,000 Shares, of which 116,470,432 Shares were outstanding as of the close of business on January 15, 1998, and 12,000,000 shares of Preferred Stock, par value $50.00 per share (the "Preferred
Shares"), of which no shares were outstanding as of the close of business on January 15, 1998. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Shares reserved for issuance under the Stock Option Agreement, the Company has no commitments to issue or deliver Shares or Preferred Shares, except that, as of January 15, 1998, there were 10,116,531 Shares subject to issuance pursuant to the Company's Stock Incentive Plan of 1997, Amended and Restated 1993 Stock Plan for Non-Employee Directors, the 1992 Employee Stock Option Plan, Stock Incentive Plan of 1991, Stock Option Plan of 1990, Stock Option Plan of 1987, 1994 Stock Plan for Employees of the Company and Titan Stock Option Plans (the "Company Stock Plans"), 2,400,000 Preferred Shares subject to issuance pursuant to the Amended and Restated Rights Agreement, dated as of March 11, 1997, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"), and 5,181,588 Shares subject to issuance pursuant to the Company's Zero Coupon Convertible Notes due 2009 (the "Convertible Notes").
The Company Disclosure Letter contains a list, which is complete and accurate in all material respects as of the date specified therein, of each outstanding option to purchase or acquire Shares under each of the Company Stock Plans (each a "Company Option"), including the plan, the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as described above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this subsection
(b), convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                  (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of the Merger by the holders of at least two-thirds of the outstanding Shares (the "Company Requisite Vote"), the Merger. This Agreement and the Stock Option Agreement are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                          (ii)      The board of directors of the Company (A)
has approved this Agreement, the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby, (B) has declared that the Merger and the other transactions contemplated by this Agreement are advisable and (C) has received the opinions of each of its financial advisors, Goldman, Sachs & Co. and BT Alex. Brown Incorporated, to the effect that, as of the dates of such opinions, the Exchange Ratio is fair from a financial point of view to the holders of Shares.

                  (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3 hereof, (B) under the HSR Act, the Securities Exchange Act of 1934 (the "Securities Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) required to be made with the NYSE, the Pacific Stock Exchange, the London Stock Exchange or the Swiss Stock Exchange and (E) of appropriate documents with, and approval of, the respective Commissioners of Insurance of the states of Maryland, Illinois, Indiana, Iowa, Michigan, Mississippi, New York, Ohio, Texas, Vermont and Wisconsin and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement and the Stock Option Agreement.

                          (ii)      The execution, delivery and performance of
this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i)) any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Section 5.1(d)(ii) of the Company Disclosure Letter sets forth, to the knowledge of the executive officers of the Company, a good faith list of contracts (by category and type, where applicable) material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

                  (e) Company Reports; Financial Statements. The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Audit Date"), including (i) the Company's Annual Report on Form
10-K for the year ended December 31, 1996 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  The Company has delivered or made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1994, 1995 and 1996 and the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by Ernst & Young LLP, and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. The Company has delivered or made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1994 relating to the Company Insurance Subsidiaries.

                  (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which any executive officer of the Company has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any authorization, declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except as permitted by Section 6.1(a) hereof; (iv) any change by the Company in accounting principles, practices or methods other than as required by changes in applicable GAAP or statutory accounting principles; (v) any material addition to the Company's consolidated reserves for future policy benefits or other policy claims and benefits prior to the date of this Agreement; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Company Insurance Subsidiary. Since June 30, 1997, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers at the senior vice president level or above or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

                  (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of any executive officer of the Company, threatened against the Company or any of its affiliates or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which any executive officer of the Company has knowledge that could reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its affiliates, except for insurance claims litigation arising in the ordinary course for which claims reserves have been established and except for such actions, suits, claims, hearings, investigations, proceedings, obligations and liabilities as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (h)     Employee Benefits.

                          (i)       A copy of each bonus, deferred
compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

                          (ii)      All Compensation and Benefit Plans are in
substantial compliance with all applicable law, including, to the extent applicable, the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                          (iii)     As of the date hereof, no liability under
Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Stock Option Agreement.

                          (iv)      All contributions required to be made
under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                          (v)       Under each Pension Plan which is a
single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                          (vi)      Neither the Company nor its Subsidiaries
have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

                          (vii)     The change in control contemplated by the
Merger will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                          (viii)    All Compensation and Benefit Plans covering
current or former non-U.S. employees of the Company and its Subsidiaries comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                          (ix)      The number of individuals who perform
services for the Company or any of its Subsidiaries on a full-time basis but who are not employees of the Company or any of its Subsidiaries does not exceed 10% of the workforce of the Company and its Subsidiaries.

                          (x)       Any amount that could be received (whether
in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Company who is a "disqualified individual"
(as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (i) Compliance with Laws; Permits. (i) The business and operations of the Company and the Company Insurance Subsidiaries have been conducted in compliance with all applicable statutes and regulations regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Company Insurance Subsidiary and, to the knowledge of the executive officers of the Company its agents have marketed, sold and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (a) all applicable prohibitions against "redlining" or withdrawal of business lines, (b) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (c) all applicable requirements relating to insurance product projections and illustrations. In addition, (i) there is no pending or, to the knowledge of the executive officers of the Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the knowledge of the executive officers of the Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect; (ii) none of the Company Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect; and
(iii) the Company Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                          (ii)      In addition to Insurance Laws, except as
set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively with Insurance Laws, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the knowledge of the executive officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

                  (j) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 3-602 of the MGCL) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the charter or by-laws of the Company is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or any other transaction contemplated by this Agreement or the Stock Option Agreement.

                  (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property (excluding policies written in connection with the insurance business); (v) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or any of its Subsidiaries other than as permitted under applicable Environmental Law; (vi) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information from any Governmental Entity or third party indicating that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) the Company and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and are not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances (excluding policies written in connection with the insurance business); and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law.

                  As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

                  (l) Accounting and Tax Matters. As of the date hereof, neither the Company nor any of its affiliates has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (m) Taxes. Except as provided in Section 5.1(m) of the Company Disclosure Letter:

                          (i)       the Company and each of its Subsidiaries
have filed completely and correctly in all material respects all Tax Returns (as defined below) which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes (as defined below) which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet included in the Company Reports. The Tax Returns of the Company and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws consistently applied;


                          (ii)      all material Taxes which the Company and
its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as defined below) to the extent due and payable;


                          (iii)     no liens for a material amount of Taxes
exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith;

                          (iv)      all of the U.S. Federal income Tax Returns
filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; and

                          (v)       there is no audit, examination,
deficiency, or refund litigation pending with respect to any material amount of Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any material amount of Taxes;

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean, with respect to any Person, (a) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person; (ii) the term "Tax Return(s)" shall mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority; and (iii) the term "Taxing Authority" shall mean any authority responsible for the imposition of any Tax.

                  (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

                  (o) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the executive officers of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

                          (ii)      Except as disclosed in Company Reports
filed prior to the date hereof or as is not reasonably likely to have a Company Material Adverse Effect:

            (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Rights");

            (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any its Subsidiaries (the "Company Intellectual Property Rights"); (II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the executive officers of the Company, are threatened by any Person;

            (C) the executive officers of the Company do not know of any valid grounds for any bona fide claims (I) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or
            (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

            (D) to the knowledge of the executive officers of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                  (p) Material Contracts. All of the material contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been delivered or have been made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default under any such contract except for such breaches and defaults as individually or in the aggregate have not had and are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (A) sell any products or services of or to any other person,
(B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

                  (q) Rights Plan. (i) The Company has amended the Rights Agreement to provide that Parent shall not be deemed an Acquiring Person, the Distribution Date (each as defined in the Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the Shares, as a result of entering into this Agreement and/or the Stock Option Agreement or consummating the Merger and/or the other transactions contemplated hereby and/or thereby.

                          (ii)      The Company has taken all necessary action
with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, (A) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

                  (r) Brokers and Finders. Neither the Company nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement, except that the Company has employed Goldman, Sachs & Co. and BT Alex. Brown Incorporated as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

                  (s)     Insurance Matters.          (i)   Except as otherwise
would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                          (ii)      All reinsurance and coinsurance treaties or
agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement. No insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Company and the Company Insurance Subsidiaries or the ceding by the Company and the Company Insurance Subsidiaries of insurance or reinsurance business in an aggregate amount equal to two percent or more of the consolidated gross premium income of the Company and the Company Insurance Subsidiaries for the year ended December 31, 1996.

                          (iii)     Prior to the date hereof, the Company has
delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary since December 31, 1994, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the executive officers of the Company, the information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, to the knowledge of the executive officers of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                          (iv)      As of the date hereof, the Company has no
reason to believe that any rating presently held by the Company Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

                          (v)       Except as would not reasonably be expected
to have a Company Material Adverse Effect, all annuity contracts and life insurance policies issued by each Company Insurance Subsidiary meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies, including, without limitation, the following: (A) each life insurance policy meets the requirements of sections 101(f), 817(h) or 7702 of the Code, as applicable; (B) no life insurance contract issued by any Company Insurance Company is a "modified endowment contract" within the meaning of section 7702A of the Code unless and to the extent that the holders of the policies have been notified of their classification; (C) each annuity contract issued, entered into or sold by any Company Insurance Subsidiary qualifies as an annuity under federal tax law; (D) each annuity contract meets the requirements of, and has been administered consistent with section 817(h) and 72 of the Code including but not limited to section 72(s) of the Code (except for those contracts specifically excluded from such requirement pursuant to section 72(s)(5) of the Code); (E) each annuity contract intended to qualify under sections 130, 403(a), 403(b) or 408(b) of the Code contains all provisions required for qualification under such sections of the Code; (F) each annuity contract marketed as, or in connection with, plans that are intended to qualify under section 401, 403, 408 or 457 of the Code complies with the requirements of such section; and (G) none of the Company Insurance Subsidiaries have entered into any agreement or are involved in any discussions or negotiations and there are no audits, examinations, investigations or other proceedings with the IRS with respect to the failure of any life insurance policy under section 7702 or 817(h) of the Code or the failure of any annuity contract to meet the requirements of section 72(s) of the Code. There are no "hold harmless" indemnification agreements respecting the tax qualification or treatment of any product or plan sold, issued, entered into or administered by the Company Insurance Subsidiaries, and there have been no claims asserted by any Person under such "hold harmless" indemnification agreements so set forth.

                  (t)     Liabilities and Reserves.  (i)   The reserves
carried on the Company SAP Statements of each Company Insurance Subsidiary for the year ended December 31, 1996 for future insurance policy benefits, losses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company SAP Statements. The admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

                          (ii)      Except for regular periodic assessments in
the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the executive officers of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary which is peculiar or unique to such Company Insurance Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (u) Investment Advisory Matters. (i) No Company Insurance Subsidiary maintains any separate account or accounts.

                          (ii)      Each of the Company Insurance Subsidiaries
is treated for federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it.

                          (iii)     Neither the Company nor any of its
Subsidiaries conducts activities of or is otherwise deemed under applicable law to control an "investment adviser," as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940 (the "1940 Act"), whether or not registered under the Investment Advisers Act of 1940, as amended, of any Person required to be registered under the 1940 Act, except that the Company has an indirect 50% general partnership interest in Pacholder & Company ("Pacholder"), which advises one registered investment company. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the 1940 Act, and neither the Company nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the 1940 Act) of any Person that is such an investment company.

                          (iv)      Neither the Company nor any of its
Subsidiaries conducts activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control any Person that is, an investment adviser as defined in the Investment Advisers Act of 1940, as amended (whether or not registered under such Act), other than Pacholder (which has no clients other than Pacholder Fund, Inc.), Pacholder Associates, Inc., Falcon Asset Management Inc. and USF&G Realty Advisers, Inc. (together, the "Asset Management Subsidiaries").

                  5.2. Representations and Warranties of Parent and Merger Subsidiary. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Subsidiary each hereby represent and warrant to the Company that:

                  (a) Capitalization of Merger Subsidiary. The authorized stock of Merger Subsidiary consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of stock or voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of stock or voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue or deliver, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of Merger Subsidiary. Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (b) Organization, Good Standing and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and each of Parent and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' charter and by-laws or other organizational documents, each as amended to the date hereof. Parent's and its Subsidiaries' charter and by-laws or other organizational documents so made available are in full force and effect.

                  As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of the operations of Parent and its Subsidiaries taken as a whole, other than effects caused by changes in general economic or securities markets conditions, changes that affect the insurance industry in general, changes resulting from any event that is designated to be a "catastrophe" by the Property Claims Services Division of the American Insurance Services Group, Inc., changes resulting from insurance exposures not known to any of the Responsible Executive Officers of Parent after due inquiry on or prior to the date of this Agreement or, if known, disclosed on or prior to the date of this Agreement to an employee of the Company having substantial responsibility for due diligence in connection with the transactions contemplated by this Agreement, and changes resulting from the announcement or proposed consummation of this Agreement and the transactions contemplated hereby.

                  For purposes of this Agreement, the term "Responsible Executive Officers of Parent" shall mean the persons designated as such in
Section 5.2(b) of the Parent Disclosure Letter.

                  Parent conducts its insurance operations through the Subsidiaries listed in Section 5.2(b) of the Parent Disclosure Letter (collectively, the "Parent Insurance Subsidiaries"). Each of the Parent Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company or a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Parent SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to result in a Parent Material Adverse Effect. Parent has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably likely to have a Parent Material Adverse Effect.

                  Except for the Parent Insurance Subsidiaries, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Parent.

                  (c) Capital Structure. The authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock, of which 83,733,652 shares were outstanding as of the close of business on January 16, 1998, and shares of preferred stock, of which 50,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Parent Series A Preferred Stock"), 1,450,000 shares have been designated as Series B Convertible Preferred Stock (the "Parent Series B Preferred Stock") and 41,400 shares have been designated as Series C Cumulative Convertible Preferred Stock (the "Parent Series C Preferred Stock" and, collectively with the Parent Series A Preferred Stock and the Parent Series B Preferred Stock, the "Parent Preferred Shares"). As of the close of business on January 16, 1998, there were no shares of Parent Series A Preferred Stock outstanding, 955,594 shares of Parent Series B Stock outstanding and no shares of Parent Series C Preferred Stock outstanding. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no commitments to issue or deliver Common Stock or Parent Preferred Shares, except that, as of January 16, 1998, there were 5,651,858 shares of Parent Common Stock reserved for issuance pursuant to the Parent stock option and other plans listed on Section 5.2(c) of the Parent Disclosure Letter (the "Parent Stock Plans"), 7,331,026 shares of Parent Common Stock subject to issuance upon conversion of shares of Parent Series B Preferred Stock and Parent Series C Preferred Stock or Parent's 6% Convertible Subordinated Debentures due 2025, 41,400 shares of Parent Series C Preferred Stock reserved for issuance upon the exchange of Parent's 6% Convertible Subordinated Debentures due 2025 and 50,000 shares of Parent Series A Preferred Stock reserved for issuance pursuant to the Amended and Restated Shareholder Protection Rights Agreement, dated as of December 4, 1989, as amended as of March 9, 1990 and as amended and restated as of August 1, 1995, between Parent and First Chicago Trust Company of New York (the "Parent Rights Agreement"). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by Parent or a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as described above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations, evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this subsection (c), convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                  (d)     Corporate Authority; Fairness.

                          (i)       Each of the Parent and Merger Subsidiary
has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, with respect to Parent, under the Stock Option Agreement, and to consummate, subject only to approval at a meeting of stockholders of the issuance of the shares of Parent Common Stock required to be issued pursuant to Article IV hereof by the holders of a majority of the shares of Parent Common Stock present and voting at the meeting (the "Parent Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Stock Option Agreement is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                          (ii)      Prior to the Effective Time, Parent will
have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

                          (iii)     The board of directors of Parent has
received the opinion of its financial advisors, Credit Suisse First Boston Corporation, to the effect that as of the date hereof the Exchange Ratio is fair to Parent from a financial point of view.

                  (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3 hereof, (B) under the HSR Act, the Securities Exchange Act and the Securities Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with the NYSE or the London Stock Exchange and (E) of appropriate documents with, and approval of, the respective Commissioners of Insurance of the states of Maryland, Illinois, Indiana, Iowa, Michigan, Mississippi, New York, Ohio, Texas, Vermont and Wisconsin and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, no notices, reports or other filings are required to be made by Parent or Merger Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Subsidiary from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary and of the Stock Option Agreement by Parent and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                          (ii)      The execution, delivery and performance of
this Agreement by Parent and Merger Subsidiary and of the Stock Option Agreement by Parent do not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter or by-laws of Parent and Merger Subsidiary or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.2(e)(i)) any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or
(C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (f) Parent Reports; Financial Statements. Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Parent Audit Date"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the consolidated results of operations and cash flows as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  Parent has delivered or made available to the Company true and complete copies of the annual and quarterly statements of each of the Parent Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1994, 1995 and 1996 and the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Parent SAP Statements"). The Parent SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Parent Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Parent SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Parent SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory financial statements of certain Parent Insurance Subsidiaries have been audited by KPMG Peat Marwick LLP, and Parent has delivered to the Company true and complete copies of such audited statutory financial statements and the audit opinions relating thereto. Parent has delivered or made available to the Company true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1994 relating to the Parent Insurance Subsidiaries.

                  (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been
(i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which any executive officer of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of Parent except as permitted by Section 6.1(b) hereof; (iv) any change by Parent in accounting principles, practices or methods other than as required by changes in applicable GAAP or statutory accounting principles; (v) any material addition to Parent's consolidated loss reserves or other policy claims and benefits prior to the date of this Agreement; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Parent Insurance Subsidiary.

                  (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of any executive officer of Parent, threatened against Parent or any of its affiliates or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which any executive officer of Parent has knowledge that could reasonably be expected to result in any claims against, or obligations or liabilities of, Parent or any of its affiliates, except for insurance claims litigation arising in the ordinary course for which claims reserves have been established and except for such actions, suits, claims, hearings, investigations, proceedings, obligations and liabilities as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (i)     Employee Benefits.

                          (i)       Each bonus, deferred compensation, pension,
retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") is in substantial compliance with all applicable law, including the Code and ERISA. Each Parent Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                          (ii)      As of the date hereof, no liability under
Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of an entity which is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (a "Parent ERISA Affiliate"). Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under
Subtitle E to Title IV of ERISA.   No notice of a "reportable event," within
the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any Parent ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                          (iii)     All contributions required to be made
under the terms of any Parent Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any single-employer plan of a Parent ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of a Parent ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                          (iv)      Under each Parent Pension Plan which is a
single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year.

                          (v)         All Parent Compensation and Benefit Plans
covering current or former non-U.S. employees or former employees of Parent and its Subsidiaries comply in all material respects with applicable local law. Parent and its Subsidiaries have no material unfunded liabilities with respect to any Parent Pension Plan that covers such non-U.S. employees.

                  (j) Compliance with Laws; Permits. (i) The business and operations of Parent and the Parent Insurance Subsidiaries have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, each Parent Insurance Subsidiary and, to the knowledge of the executive officers of Parent, its agents have marketed, sold and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of such Parent Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (a) all applicable prohibitions against "redlining" or withdrawal of business lines, (b) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (c) all applicable requirements relating to insurance product projections and illustrations. In addition, (i) there is no pending or, to the knowledge of the executive officers of Parent, threatened charge by any insurance regulatory authority that any of the Parent Insurance Subsidiaries has violated, nor any pending or, to the knowledge of the executive officers of Parent, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; (ii) none of the Parent Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Parent Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; and (iii) the Parent Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

                          (ii)      In addition to Insurance Laws, except as
set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the executive officers of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the knowledge of the executive officers of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

                  (k) Environmental Matters. Except as disclosed in the Parent Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) Parent and its Subsidiaries are in substantial compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Parent or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or any of its Subsidiaries; (iv) neither Parent nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property (excluding policies written in connection with the insurance business); (v) no Hazardous Substance has been transported from any of the properties owned or operated by Parent or any of its Subsidiaries other than as permitted under applicable Environmental Law; (vi) neither Parent nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information from any Governmental Entity or third party indicating that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) Parent and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and are not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances (excluding policies written in connection with the insurance business); and (viii) there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of Parent pursuant to any Environmental Law.

                  (l) Accounting and Tax Matters. As of the date hereof, neither Parent nor any of its affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (m) Taxes. Except as provided in Section 5.2(m) of the Parent Disclosure Letter:

                          (i)       Parent and each of its Subsidiaries have
filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet included in the Parent Reports. The Tax Returns of Parent and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws consistently applied;


                          (ii)      all material Taxes which Parent and its
Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable;


                          (iii)     no liens for a material amount of Taxes
exist with respect to any of the assets or properties of Parent or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith;

                          (iv)      all of the U.S. Federal income Tax Returns
filed by or on behalf of each of Parent and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; and

                          (v)       there is no audit, examination,
deficiency, or refund litigation pending with respect to any material amount of Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any material amount of Taxes.

                  (n) Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

                  (o) Material Contracts. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent Reports or to be filed as exhibits thereto are described in the Parent Reports
or filed as exhibits thereto and are in full force and effect.   Neither
Parent nor any of its Subsidiaries nor any other party is in breach of or in default under any such contract except for such breaches and defaults as individually or in the aggregate have not had and are not reasonably likely to have a Parent Material Adverse Effect.

                  (p) Ownership of Shares. Neither Parent nor any of its Subsidiaries "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in the Rights Agreement, as amended, or for purposes of
Section 3-601 of the MGCL) 10% of more of the outstanding Shares.

                  (q) Brokers and Finders. Neither Parent nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, except that Parent has employed Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed to the Company prior to the date hereof.

                  (r)     Insurance Matters.      (i)  Except as otherwise
would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Parent Insurance Subsidiaries (the "Parent Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by Parent or any Parent Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                          (ii)      All reinsurance and coinsurance treaties or
agreements, including retrocessional agreements, to which Parent or any Parent Insurance Subsidiary is a party or under which Parent or any Parent Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as individually or in the aggregate are not reasonably likely to have a Parent Material Adverse Effect.

                          (iii)     Prior to the date hereof,  Parent has
delivered or made available to the Company a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to Parent or any Parent Insurance Subsidiary since December 31, 1994, and all attachments, addenda, supplements and modifications thereto (the "Parent Actuarial Analyses"). To the knowledge of the executive officers of Parent, the information and data furnished by Parent or any Parent Insurance Subsidiary to its independent actuaries in connection with the preparation of the Parent Actuarial Analyses were accurate in all material respects. Furthermore, to the knowledge of the executive officers of Parent, each Parent Actuarial Analysis was based upon an accurate inventory of policies in force for Parent and the Parent Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                          (iv)      As of the date hereof, Parent has no
reason to believe that any rating presently held by the Parent Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

                  (s) Liabilities and Reserves. (i) The reserves carried on the Parent SAP Statements of each Parent Insurance Subsidiary for the year ended December 31, 1996 for losses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of Parent and each Parent Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Parent SAP Statements. The admitted assets of Parent and each Parent Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

                          (ii)      Except for regular periodic assessments in
the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the executive officers of Parent, no claim or assessment is pending or threatened against any Parent Insurance Subsidiary which is peculiar or unique to such Parent Insurance Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.


                                  ARTICLE VI

                                   Covenants

                  6.1.(a) Interim Operations of the Company.   The Company
covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement or set forth in
Section 6.1(a) of the Company Disclosure Letter), without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (i) its and its Subsidiaries' businesses shall be conducted in all material respects in the ordinary and usual course (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage (through acquisition, product extension or otherwise), in any material respect, in any new line of business);

                  (ii) to the extent consistent with (a) above it and its Subsidiaries shall use their reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates;

                  (iii) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its charter or by-laws or amend, modify or terminate the Rights Agreement;
(iii) split, combine or reclassify its outstanding shares of stock; (iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends paid by the Company not in excess of $.07 per share; or (v) repurchase, redeem or otherwise acquire, except in connection with any of the Company Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

                  (iv) neither it nor any of its Subsidiaries shall (i) except as permitted under clause (v), issue, sell, pledge, dispose of or encumber any (x) shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock of any class or (y) securities convertible into or exchangeable for any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under any of the Company Stock Plans or upon conversion of the Convertible Notes); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other material property or assets (including capital stock of any of its Subsidiaries) or take any action to incur or modify any material indebtedness or other material liability; (iii) other than for information systems, make or authorize or commit for any capital expenditures other than in amounts less than $20.0 million individually and $20.0 million in the aggregate; or (iv) make or authorize or commit for any capital expenditures for information systems except for amounts which, individually or in the aggregate, are less than $25.0 million; or (v) make any acquisition of, or investment in, the assets or stock of any other Person or entity (other than a Subsidiary) except for ordinary course investment activities or as otherwise permitted by Section 6.1(a);

                  (v) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases for employees of the Company occurring in the ordinary and usual course of business (which shall include, but not be limited to, (i) regular annual grants of options under the Company Stock Plans, the number of Company Options subject to and the recipient of each such grant to be determined in consultation with Parent; provided that the vesting of such options shall not accelerate as a result of the change in control contemplated by the Merger and provided, further, that the maximum number of Shares issuable pursuant to such options shall be calculated in accordance with past practice and the terms of the Company Stock Plans and shall not exceed 3,300,000 Shares (each such option, when granted, shall be a Company Option), (ii) grants and payment of awards under the Company's Management Incentive Plan and Long-Term Incentive Plan in accordance with the terms of such plans and (iii) salary increases for those employees who have a rank of vice president or higher in accordance with the Company's normal salary guidelines and annual salary pool which, in the aggregate, do not exceed 4% of their aggregate current salaries, and salary increases for other employees which do not exceed, in the aggregate, 3.5% of their aggregate current salaries) and except reasonable retention arrangements which are necessary for the operation of the Company entered into with the prior written consent of Parent, which consent shall not be unreasonably withheld.

                  (vi) neither it nor any of its Subsidiaries shall pay, discharge, settle or satisfy (x) any insurance claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) for amounts in excess of $2,500,000 or (y) any non-insurance claim, liability or obligation (including extra-contractual obligations), other than (I) the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary and usual course of business for amounts not in excess of $500,000 or (II) ordinary course repayment of indebtedness or payment of contractual obligations when due;

                  (vii) neither it nor any of its Subsidiaries shall make or change any Tax election, settle any material audit, file any amended tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

                  (viii) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate to
(A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries or affiliates;

                  (ix) neither it nor any of its Subsidiaries shall enter into any (x) new quota share or reinsurance transaction pursuant to which $2,000,000 or more in annual ceded written premiums are ceded by the Company Insurance Subsidiaries or (y) renewal, extension or modification of an existing treaty or other program pursuant to which $15,000,000 or more in annual ceded written premiums are ceded by the Company Insurance Subsidiaries;

                  (x) neither it nor any of its Subsidiaries shall take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

                  (xi) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

                  6.1.(b) Interim Operations of Parent.   Parent covenants and
agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement or as set forth in Section 6.1(b) of the Parent Disclosure Letter), without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (i) its and its Subsidiaries' businesses shall be conducted in the ordinary and usual course;

                  (ii) to the extent consistent with (i) above, each of it and its Subsidiaries shall use their reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates;

                  (iii) it shall not (v) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Significant Subsidiaries (as defined in Regulation S-X under the Securities Exchange Act); (w) amend its charter; (x) split, combine or reclassify its outstanding shares of stock;
(y) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends paid by Parent not in excess of $0.47 per share; or (z) repurchase, redeem or otherwise acquire, except in connection with any of the Parent Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock if such purchase, redemption or acquisition would preclude Parent's accounting for the Merger as a pooling-of-interests;

                  (iv) except for ordinary course investment activities, neither it nor any of its Subsidiaries shall make any acquisition of, or investment in, assets or stock of any other Person or entity (other than a Subsidiary) in excess of $2.0 billion in the aggregate;

                  (v) neither it nor any of its Subsidiaries shall take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

                  (vi) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

                  6.2. Company Acquisition Proposals. From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.2, the Company will not, and will not permit or cause any of its Subsidiaries or any of the executive officers and directors of it or its Subsidiaries to, and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer (other than the Merger) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal"). The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a Company Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement a Company Acquisition Proposal (including, without limitation, by means of an amendment to the Rights Agreement); provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal or at any time prior to the time that the Merger shall have been approved by the Company Requisite Vote (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Company Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the Company Acquisition Proposal) (x) no less favorable to the Company and (y) no less restrictive on the Person requesting such information than those contained in the Company Confidentiality Letter (as defined in Section 9.7); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Company Acquisition Proposal; or (C) recommending such a Company Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or
(C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Company Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Company Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The
Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreements (as defined in Section 9.7). The Company will promptly notify Parent if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Company Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 6.2 shall be deemed to prevent the Company from selling or disposing of the capital stock or assets of any Subsidiary (or any actions in preparation or contemplation thereof) to the extent such sale or disposition is permitted by Section 6.1(a).

                  6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.4. Stockholders Meetings. The Company will take, in accordance with its charter and bylaws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the Merger, and the Company's board of directors, subject to fiduciary obligations under applicable law, will recommend such approval by its stockholders, will not withdraw or modify such recommendation and shall take all lawful action to solicit such approval; provided that the Company's board of directors may modify or withdraw such recommendation following receipt of a Superior Proposal. Parent will take, in accordance with its charter and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock (the "Parent Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger, and Parent's board of directors, subject to fiduciary obligations under applicable law, will recommend such approval by its stockholders, will not withdraw or modify such recommendation and will take all lawful action to solicit such approval. Prior to the Parent Stockholders Meeting, Parent shall not enter into any agreement relating to a Parent Acquisition Proposal that is conditioned upon the Merger not being consummated (it being understood the Parent shall remain obligated both before and after the date of the Parent Stockholders Meeting to perform the covenants set forth in Section 6.5(c) in accordance with the provisions thereof).

                  6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement and will pay all expenses incident thereto.

                  (b) The Company and Parent each shall use all reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

                  (c) The Company and Parent each shall from the date hereof until the Effective Time cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to cause to be done all things, necessary, proper or advisable on its part under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and the Stock Option Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case would be reasonably expected to materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/ Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

                  6.6. Taxation and Accounting. Subject to Section 6.2 and Parent's rights under the Stock Option Agreement, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company agrees to use its reasonable best efforts to cure any impediment to the qualification of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's executive officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Subsidiary, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that (i) in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) would violate any attorney-client privilege of the Company or Parent, as the case may be. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its executive officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreements (as hereinafter defined).

                  6.8. Affiliates. (i) At least 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who will be, in the opinion of the Company, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, at least 30 days prior to the Effective Time, from each affiliate of the Company identified in the foregoing list, a letter in the form attached as Exhibit A-1 (the "Company Affiliates Letter"). The certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and "pooling restrictions."

                  (ii) At the election of an affiliate of the Company who is an employee of the Company at the Effective Time and who is required to and so provides a letter in the form attached as Exhibit A-1, Parent shall employ, or shall cause the Surviving Corporation to employ, such affiliate of the Company until the date of publication of results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report on Form 8-K or any other public filing or announcement which includes such combined results of operations.

                  (iii) At least 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those Persons who will be, in the opinion of the Parent, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall exercise its best efforts to deliver or cause to be delivered to the Company, at least 30 days prior to the Effective Time, from each of such affiliates of Parent identified in the foregoing list, a letter in the form attached as Exhibit A-2 (the "Parent Affiliates Letter").

                  6.9. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

                  6.10. Publicity. The initial press release shall be a joint press release in the form previously agreed upon by the Company and Parent and thereafter the Company and Parent shall consult with each other prior to issuing, and will provide each other with a meaningful opportunity to review, comment upon and concur with, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange interdealer quotation service.

                  6.11.   Benefits. (a)   Stock Options.

                  (i) At the Effective Time, each Company Option whether vested or unvested, without any action on the part of the holder, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Common Stock equivalent to (x) the number of Shares that could have been purchased immediately prior to the Effective Time under such Company Option multiplied by (y) the Exchange Ratio (rounded down to the nearest whole number), at a price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by the number of shares of Parent Common Stock determined above; provided, however, that the foregoing provisions shall be subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code in the case of any Company Option to which Section 422 of the Code applies. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

                  (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Company Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options and payment of Vested Stock Units (as defined below) assumed by it in accordance with this Section. At the Effective Time, all vested stock units allocated to each director's account under the Company's Amended and Restated 1993 Stock Plan for Non-Employee Directors ("Vested Stock Units"), without any action on the part of the director, shall be paid, on the same terms and conditions as are applicable under such plan, in a number of shares of Parent Common Stock equal to the number of Vested Stock Units allocated to the director's account in such plan multiplied by the Exchange Ratio (rounded down to the nearest whole number). As soon as practicable, and in no event later than 10 days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Company Option or Vested Stock Unit to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the Parent Common Stock subject to such Company Options or payable pursuant to such Vested Stock Unit, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                  (b) Employee Benefits. Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are no less favorable in the aggregate than those benefits currently provided by the Company and its Subsidiaries to such employees. For a period of one year following the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, severance benefits for Company employees whose employment is terminated during such period which are at least equal to the severance benefits provided on Section 6.11(b) of the Company Disclosure Letter. Following the Effective Time, Parent shall honor, or shall cause the Surviving Corporation to honor, all individual employment or severance agreements in effect for employees (or former employees) of the Company as of the date hereof to the extent that such individual agreements are listed in Section 6.11(b) of the Company Disclosure Letter; provided, however, that nothing contained herein shall prevent Parent from amending or terminating any such agreement in accordance with its terms.

                  6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Sections 8.5(b) and 8.5(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Stock Option Agreement and the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

                  6.13.   Indemnification; Directors' and Officers' Insurance.
(a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity) determined as of the Effective Time (each, an Indemnified Party and, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, amounts paid in settlement claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, actual or threatened, whether civil, criminal, administrative or investigative, in whole or in part based on or arising in whole or in part out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Maryland law and its charter or by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides (x) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (y) an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) Parent shall cause to be maintained, for a period of not less than six years from the Effective Time, the Company's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all present and former directors and officers of the Company or any subsidiary thereof, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (200% of such premium, the "Maximum Premium"); provided that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or a separate policy provided by the same insurer. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium would exceed the Maximum Premium during such six-year period, Parent shall obtain, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance.

                  (c) The provisions of this Section are in addition to the rights that an Indemnified Party may have under the certificate of incorporation, bylaws or agreements of or with the Company or any of its Subsidiaries or under applicable law. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section. The provisions of this Section shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.14. Election to Parent's Board of Directors. Promptly after the Effective Time of the Merger, Parent shall increase the size of its Board of Directors and shall cause Mr. Norman P. Blake, Jr. and two additional directors of the Company determined by the Board Governance Committee of Parent to be appointed to Parent's board of directors (such directors to be appointed to such committees of the Board of Directors as the Board Governance Committee of the Board of Directors of Parent shall determine). In addition, subject to its fiduciary duties under applicable law, Parent agrees to nominate two, or if the Effective Time occurs on or after August 15, 1998, three, of such directors for election to Parent's Board of Directors at its first annual meeting with a mailing date after the Effective Time.

                  6.15. Convertible Notes. The Company shall take all necessary action to enter into a supplemental indenture prior to the Effective Time with the Trustee (as defined in the Convertible Notes) pursuant to the indenture under which the Convertible Notes were issued to provide, among other things, that on and after the Effective Time the Convertible Notes will be convertible only into the Merger Consideration.

                  6.16.   Satisfaction of Section 15 of the 1940 Act.

                  (a) The Company shall use commercially reasonable efforts to cause Pacholder to use commercially reasonable efforts to cause the board of directors of Pacholder Fund, Inc. ("Pacholder Fund") to approve, and to solicit the shareholders of Pacholder Fund as promptly as practicable with regard to the approval of, a new investment advisory agreement with Pacholder, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreement is identical in all respects to the existing agreement other than the term of the agreement.

                  (b) The Company shall use commercially reasonable efforts to cause Pacholder to use commercially reasonable efforts to secure the satisfaction of the conditions set forth in Section 15(f)(1) of the 1940 Act with respect to Pacholder Fund.

                  (c)     In the alternative, the covenant contained in this
Section 6.16 shall be deemed to be complied with if Parent and Merger Subsidiary shall have received an opinion from counsel reasonably acceptable to Parent and Merger Subsidiary in form and substance satisfactory to such Persons and dated the Closing Date, to the effect that consummation of the Merger will not result in an "assignment" (within the meaning of the 1940 Act) of the investment advisory agreement between Pacholder and Pacholder Fund.

                  6.17. Advisory Contract Consents. As promptly as practicable, the Company shall cause the non-registered investment company advisory clients of the Asset Management Subsidiaries to be informed of the transactions contemplated by this Agreement and shall give such clients an opportunity to terminate their advisory contracts with such Asset Management Subsidiaries or any of their affiliates. Unless written consent is required by the terms of such advisory contracts, the Company shall satisfy this obligation to the extent that applicable law permits insofar as it relates to non-registered investment company advisory clients by providing them with the notice contemplated by the first sentence of this Section and obtaining such clients' consent in the form of actual or implied consent by way of informing such clients of the Asset Management Subsidiaries' intention to continue the advisory services, pursuant to the Asset Management Subsidiaries' existing contracts with such clients, subject to such clients' right to terminate such contracts within sixty (60) days of receipt of such notice, and that each such client's consent will be implied if it continues to accept the services without rejection during such specified sixty-day period.

                  6.18.   Other Actions by the Company and Parent.

                  (a) Rights. The Company shall take all necessary action with respect to all of the outstanding Rights so that, immediately prior to the Effective Time, (x) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (y) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

                  (b) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Stock Option Agreement, as the case may be, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  (c) Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Shares so that holders of Shares do not receive dividends on both Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or portion thereof or fail to receive a dividend on either Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.


                                  ARTICLE VII

                                  Conditions

                  7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole stockholder of Merger Subsidiary in accordance with applicable law, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

                  (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been
terminated.   Other than the filing provided for in Section 1.3, all other notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement or by the Stock Option Agreement shall have been made or obtained (as the case may be), except where the failure to make any such filing(s) or obtain any such Governmental Consent(s) would not reasonably be expected to result in an aggregate loss of $50.0 million or more in annual net written premiums for Parent, the Company and their respective Subsidiaries in all jurisdictions requiring such filing(s) or Governmental Consent(s) in the event such filing(s) is (are) not made or such Consent(s) is (are) not obtained.

                  (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order") and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Order.

                  (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC.

                  7.2. Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) To the actual knowledge of the Responsible Executive Officers of the Company on the date of this Agreement, the representations and warranties of the Company set forth in this Agreement shall not have been untrue or incorrect in any material respect as of the date of this Agreement; and (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect", "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect stated in the foregoing clauses (i) and (ii).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract (other than as set forth on Section 7.2(c) of the Company Disclosure Letter) to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or is not reasonably likely to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that
reorganization within the meaning of Section 368(b) of the Code.    In
rendering such opinion, Sullivan & Cromwell shall require delivery of and rely upon the representations letters delivered by Parent, Merger Subsidiary and the Company substantially in the forms of Section 7.3(d)(1) and Section 7.3(d)(2) of the Company Disclosure Letter prior to the Closing Date.

                  (e) Accountant Letters. Parent shall have received, in form and substance reasonably satisfactory to Parent, from each of KPMG Peat Marwick LLP (or its successor) and Ernst & Young (or its successor) a favorable letter, dated the Closing Date, regarding the appropriateness of "pooling-of-interests" accounting treatment for the Merger.

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) To the actual knowledge of the Responsible Executive Officers of Parent on the date of this Agreement, the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall not have been untrue or incorrect in any material respect as of the date of this Agreement; and (ii) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect," "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to the effect stated in the foregoing clauses (i) and (ii).

                  (b) Performance of Obligations of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

                  (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

                  (d) Tax Opinion. The Company shall have received the opinion of Piper & Marbury L.L.P., counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Piper & Marbury L.L.P. shall require delivery of and rely upon the representations letters delivered by Parent, Merger Subsidiary and the Company substantially in the forms of Section 7.3(d)(1) and Section 7.3(d)(2) of the Company Disclosure Letter prior to the Closing Date.

                  (e) Accountant Letters. The Company shall have received, in form and substance reasonably satisfactory to the Company, from each of KPMG Peat Marwick LLP (or its successor) and Ernst & Young (or its successor) a favorable letter, dated the Closing Date, regarding the appropriateness of "pooling-of-interests" accounting treatment for the Merger.


                                 ARTICLE VIII

                                  Termination

                  8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                  8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by August 15, 1998, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "Termination Date"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any Governmental Consents, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond December 15, 1998, (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) the approval of Parent's stockholders as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                  8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the
Company:

                  (a)     if (i) the Company is not in material breach of
Section 6.2, (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (v) if so requested in writing by Parent prior to the Company's termination pursuant to this Section 8.3(a), the Company prior to such termination pays to Parent in immediately available funds the fees required to be paid pursuant to Section
8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

                  (b) if there is a breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in
Section 7.3(a) or 7.3(b) to be incapable of being satisfied.

                  8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the Board of Directors of Parent if (a) the Company enters into a binding agreement for a Superior Proposal or the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger or failed to reconfirm its recommendation of this Agreement or the Merger within five business days after a written request by Parent to do so or (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied.

                  8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or grossly negligent breach of this Agreement.

                  (b) In the event that (i) a Company Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii) or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by Parent pursuant to Section 8.4 (a), then the Company shall promptly, but in no event later than two days after the date Parent makes a written request for payment, pay Parent a termination fee of $70,000,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay to Parent an amount equal to all of the charges and expenses incurred by Parent or Merger Subsidiary in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $5,000,000, in each case payable by wire transfer of same day funds.

                  (c) In the event that (i) a proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, Parent or any of its Subsidiaries (a "Parent Acquisition Proposal") shall have been made to Parent or any of its Subsidiaries or any Person shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal with respect to Parent or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(iii) or (ii) Parent has withdrawn or modified in a manner adverse to the Company its recommendation contemplated by Section 6.4 and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(iii), then Parent shall promptly, but in no event later than two days after the date the Company makes a written request for payment, pay the Company a termination fee of $70,000,000 and shall promptly, but in no event later than two days after being notified of such by the Company, pay to the Company an amount equal to all of the charges and expenses incurred by the Company in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $5,000,000, in each case payable by wire transfer of same day funds.

                  (d) The Company and Parent each acknowledge that the agreements contained in Sections 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b), or Parent fails to promptly pay the amount due pursuant to Section 8.5(c), and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against Parent or the Company, as the case may be, for the fee set forth in this Section 8.5, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Chemical Bank in effect from time to time during such period plus two percent.


                                  ARTICLE IX

                           Miscellaneous and General

                  9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Subsidiary contained in Sections 6.6 (Taxation and Accounting), Sections 6.11 (Benefits), 6.13 (Indemnification; Directors' and Officers' Insurance) and 6.14 (Election to Parent's Board of Directors) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Subsidiary contained in Sections 6.12 (Expenses), and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.5. GOVERNING LAW; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent or Merger Subsidiary

                  The St. Paul Companies, Inc.
                  385 Washington Street
                  Saint Paul, Minnesota 55102
                  Attention:  President
                  fax:  (612) 310-3378

                  (with a copy to Joseph B. Frumkin, Esq.,
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY  10004
                  fax:  (212) 558-3588.)


                  if to the Company

                  USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209
                  Attention: President
                  fax:  (410) 205-6802

                  (with a copy to John R. Ettinger, Esq.,
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  fax: (212) 450-4800

                  and a copy to
                  R.W. Smith Jr., Esq.
                  Piper & Marbury L.L.P.
                  36 S. Charles Street
                  Baltimore, MD  21201)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated March 28, 1997, (the "Company Confidentiality Letter") and October 28, 1997 (the "Parent Confidentiality Letter"), between Parent and the Company (the "Confidentiality Agreements") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto agree that the Confidentiality Agreements shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby shall terminate as of the date hereof; provided, however, that such provisions of the Confidentiality Agreements shall be reinstated in the event of any termination of this Agreement.

                  9.8.    No Third Party Beneficiaries.  Except as provided in
Section 6.13 (Indemnification; Directors' and Officers' Insurance) and Section
6.14 (Election to Parent's Board of Directors), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Subsidiary as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

                  9.13.   Location of Certain Definitions.
                                                                       Section

            affiliate...................................................4.2(e)
            Agreement.................................................Preamble
            Asset Management Subsidiaries...........................5.1(u)(iv)
            Audit Date..................................................5.1(e)
            Average Parent Price........................................4.1(a)
            Bankruptcy and Equity Exception..........................5.1(c)(i)
            Beneficially Owns...........................................5.2(p)
            Beneficial Owner............................................5.2(p)
            Bylaws.........................................................2.2
            Certificate.................................................4.1(a)
            Charter........................................................2.1
            Closing........................................................1.2
            Closing Date...................................................1.2
            Code......................................................Recitals
            Collars.....................................................4.1(a)
            Company...................................................Preamble
            Company Acquisition Proposal...................................6.2
            Company Actuarial Analyses.............................5.1(s)(iii)
            Company Affiliates Letter...................................6.8(i)
            Company Confidentiality Letter.................................9.7
            Company Disclosure Letter......................................5.1
            Company Insurance Contracts..............................5.1(s)(i)
            Company Insurance Subsidiaries..............................5.1(a)
            Company Intellectual Property Rights.................5.1(o)(ii)(B)
            Company Material Adverse Effect.............................5.1(a)
            Company Option..............................................5.1(b)
            Company Reports.............................................5.1(e)
            Company Requisite Vote...................................5.1(c)(i)
            Company SAP Statements......................................5.1(e)
            Company Stock Plans.........................................5.1(b)
            Compensation and Benefit Plans...........................5.1(h)(i)
            Confidentiality Agreements.....................................9.7
            Constituent Corporations..................................Preamble
            Convertible Notes...........................................5.1(b)
            Contracts...............................................5.1(d)(ii)
            Costs......................................................6.13(a)
            D&O Insurance..............................................6.13(b)
            Department.....................................................1.3
            Effective Time.................................................1.3
            Environmental Law...........................................5.1(k)
            ERISA...................................................5.1(h)(ii)
            ERISA Affiliate........................................5.1(h)(iii)
            Exchange Agent..............................................4.2(a)
            Exchange Fund...............................................4.2(a)
            Exchange Ratio..............................................4.1(a)
            Excluded Shares.............................................4.1(a)
            GAAP........................................................5.1(e)
            Governmental Consents.......................................7.1(c)
            Governmental Entity......................................5.1(d)(i)
            Hazardous Substance.........................................5.1(k)
            HSR Act.....................................................5.1(a)
            Indemnified Parties........................................6.13(a)
            Insurance Laws...........................................5.1(i)(i)
            IRS.....................................................5.1(h)(ii)
            Laws....................................................5.1(i)(ii)
            Lower Collar................................................4.1(a)
            Maryland Articles of Merger....................................1.3
            Maximum Premium............................................6.13(b)
            Merger....................................................Recitals
            Merger Consideration........................................4.1(a)
            Merger Subsidiary.........................................Preamble
            MGCL...........................................................1.1
            NYSE........................................................4.1(a)
            Order.......................................................7.1(d)
            Pacholder..............................................5.1(u)(iii)
            Pacholder Fund.............................................6.16(a)
            Parent....................................................Preamble
            Parent Acquisition Proposal.................................8.5(c)
            Parent Actuarial Analyses..............................5.2(r)(iii)
            Parent Affiliates Letter..................................6.8(iii)
            Parent Audit Date...........................................5.2(f)
            Parent Common Stock.........................................4.1(a)
            Parent Companies............................................4.1(a)
            Parent Compensation and Benefits Plans...................5.2(i)(i)
            Parent Confidentiality Letter..................................9.7
            Parent Disclosure Letter.......................................5.2
            Parent ERISA Affiliate..................................5.2(i)(ii)
            Parent Insurance Contracts...............................5.2(r)(i)
            Parent Insurance Subsidiaries...............................5.2(b)
            Parent Material Adverse Effect..............................5.2(b)
            Parent Pension Plan......................................5.2(i)(i)
            Parent Preferred Shares.....................................5.2(c)
            Parent Reports..............................................5.2(f)
            Parent Requisite Vote....................................5.2(d)(i)
            Parent Rights Agreement.....................................5.2(c)
            Parent SAP Statements.......................................5.2(f)
            Parent Series A Preferred Stock.............................5.2(c)
            Parent Series B Preferred Stock.............................5.2(c)
            Parent Series C Preferred Stock.............................5.2(c)
            Parent Stockholder Meeting.....................................6.4
            Parent Stock Plans..........................................5.2(c)
            Pension Plan............................................5.1(h)(ii)
            Person......................................................4.2(b)
            Preferred Shares............................................5.1(b)
            Prospectus/ Proxy Statement....................................6.3
            Representatives................................................6.7
            Responsible Executive Officers of Parent....................5.2(b)
            Responsible Executive Officers of the Company...............5.1(a)
            Rights...................................................5.1(q)(i)
            Rights Agreement............................................5.1(b)
            S-4 Registration Statement.....................................6.3
            SEC.........................................................5.1(e)
            Securities Act...........................................5.1(d)(i)
            Securities Exchange Act..................................5.1(d)(i)
            Share, Shares...............................................4.1(a)
            Stockholders Meeting...........................................6.4
            Stock Option Agreement....................................Recitals
            Subsidiary..................................................5.1(a)
            Superior Proposal..............................................6.2
            Surviving Corporation..........................................1.1
            Takeover Statute............................................5.1(j)
            Tax, Taxes, Taxable.........................................5.1(m)
            Taxing Authority............................................5.1(m)
            Tax Return(s)...............................................5.1(m)
            Termination Date...............................................8.2
            Third-Party Intellectual Property Rights.............5.1(o)(ii)(A)
            Vested Stock Units.....................................6.11(a)(ii)
            Upper Collar................................................4.1(a)
            1940 Act...............................................5.1(u)(iii)

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                               USF&G CORPORATION


                               By: /s/ Norman P. Blake, Jr.
                                   -----------------------------------
                               Name:  Norman P. Blake, Jr.
                               Title: Chairman of the Board, President
                                        and Chief Executive Officer


                               THE ST. PAUL COMPANIES, INC.


                               By: /s/ Douglas W. Leatherdale
                                   -----------------------------------
                               Name:  Douglas W. Leatherdale
                               Title: Chairman of the Board, President
                                        and Chief Executive Officer


                               SP MERGER CORPORATION



                               By: /s/ Douglas W. Leatherdale
                                   -----------------------------------
                               Name:  Douglas W. Leatherdale
                               Title: Chairman of the Board, President
                                        and Chief Executive Officer






                                                                   EXHIBIT A-1
                      [FORM OF COMPANY AFFILIATE LETTER]



                                                      [Date]





USF&G Corporation
6225 Smith Avenue
Baltimore, Maryland  21209

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota  55102

Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of USF&G Corporation, a Maryland corporation (the "Company"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 19, 1998, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), among the Company, The St. Paul Companies, Inc., a Minnesota corporation ("Parent"), and SP Merger
Corporation, a Maryland corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

                  In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale or transfer or otherwise dispose of my interests in, or acquire or sell options or other securities relating to securities of the Company or Parent that would be intended to reduce my risk relative to, any shares of Common Stock, without par value, of Parent (the "Parent Common Stock") or Common Stock, par value $2.50 per share, of the Company ("Company Common Stock") until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, and (ii) I will not make any sale, transfer or other disposition of any shares of Parent Common Stock received by me pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder. I have been advised that the issuance of the shares of Parent Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Parent Common Stock received by me may be disposed by me only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

                  I also understand that instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be received by me pursuant to the Merger and that there may be placed on the certificates representing such shares of Parent Common Stock, or any substitutes therefor, a legend stating in substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

                  It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act.

                  I further understand and agree that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption form such registration available.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of Maryland.



                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                          Very truly yours,



                                          By:_______________________
                                               Name:

                                               Address:


Accepted this ____ day
of __________, 1998.

USF&G Corporation



By:_______________________
     Name:
     Title:



The St. Paul Companies, Inc.



By:_______________________
     Name:
     Title:






                                                                   EXHIBIT A-2

                       [FORM OF PARENT AFFILIATE LETTER]



                                                      [Date]




USF&G Corporation
6225 Smith Avenue
Baltimore, Maryland  21209

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota  55102

Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of The St. Paul Companies, Inc., a Minnesota corporation ("Parent"), as such term (i) is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 19, 1998, as it may be amended, supplemented or modified from time to time, among USF&G Corporation, a Maryland corporation (the "Company"), Parent, and SP Merger Corporation, a Maryland corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

                  In consideration of the agreements contained herein, the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not make any sale or transfer or otherwise dispose of my interests in, or acquire or sell options or other securities relating to securities of the Company or Parent that would be intended to reduce my risk relative to, any shares of Common Stock, without par value, of Parent (the "Parent Common Stock") or Common Stock, par value $2.50 per share, of the Company (the "Company Common Stock") 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between the Company and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the Commonwealth of Minnesota.

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


                                          Very truly yours,



                                          ________________________
                                          Name:
                                          Address:




Accepted this ____ day of ___________, 1998.

The St. Paul Companies, Inc.


By:______________________
   Name:
   Title:


USF&G Corporation


By:______________________
   Name:
   Title:








                               Table of Contents

                                                                          Page

                                 RECITALS


                                 ARTICLE I

                    The Merger; Closing; Effective Time

1.1.        The Merger.......................................................2
1.2.        Closing..........................................................2
1.3.        Effective Time...................................................2


                                ARTICLE II

                            Charter and Bylaws
                       of the Surviving Corporation

2.1.        The Charter......................................................3
2.2.        The Bylaws.......................................................3


                                ARTICLE III
                          Officers and Directors
                       of the Surviving Corporation

3.1.        Directors........................................................3
3.2.        Officers.........................................................3


                                ARTICLE IV

                      Effect of the Merger on Stock;
                         Exchange of Certificates

4.1.        Effect on Stock..................................................4
                  (a)     Merger Consideration...............................4
                  (b)     Cancellation of Shares.............................4
                  (c)     Merger Subsidiary..................................4
4.2.        Exchange of Certificates for Shares..............................5
                  (a)     Exchange Agent.....................................5
                  (b)     Exchange Procedures................................5
                  (c)     Distributions with Respect to Unexchanged Shares;
                            Voting...........................................6
                  (d)     Transfers..........................................6
                  (e)     Fractional Shares..................................7
                  (f)     Termination of Exchange Fund.......................7
                  (g)     Lost, Stolen or Destroyed Certificates.............7
                  (h)     Affiliates.........................................7
4.3.        Dissenters' Rights...............................................8
4.4.        Adjustments to Prevent Dilution..................................8
4.5.        Treatment of the Convertible Notes...............................8


                                 ARTICLE V

                      Representations and Warranties

5.1.        Representations and Warranties of the Company....................8
                  (a)     Organization, Good Standing and Qualification......8
                  (b)     Capital Structure.................................10
                  (c)     Corporate Authority; Approval and Fairness........10
                  (d)     Governmental Filings; No Violations...............11
                  (e)     Company Reports; Financial Statements.............12
                  (f)     Absence of Certain Changes........................13
                  (g)     Litigation and Liabilities........................14
                  (h)     Employee Benefits.................................14
                  (i)     Compliance with Laws; Permits.....................16
                  (j)     Takeover Statutes.................................18
                  (k)     Environmental Matters.............................18
                  (l)     Accounting and Tax Matters........................19
                  (m)     Taxes.............................................19
                  (n)     Labor Matters.....................................21
                  (o)     Intellectual Property.............................21
                  (p)     Material Contracts................................22
                  (q)     Rights Plan.......................................22
                  (r)     Brokers and Finders...............................23
                  (s)     Insurance Matters.................................23
                  (t)     Liabilities and Reserves..........................25
                  (u)     Investment Advisory Matters.......................25
5.2.        Representations and Warranties of Parent and Merger Subsidiary..26
                  (a)     Capitalization of Merger Subsidiary...............26
                  (b)     Organization, Good Standing and Qualification.....27
                  (c)     Capital Structure.................................28
                  (d)     Corporate Authority; Fairness.....................29
                  (e)     Governmental Filings; No Violations...............29
                  (f)     Parent Reports; Financial Statements..............30
                  (g)     Absence of Certain Changes........................32
                  (h)     Litigation and Liabilities........................32
                  (i)     Employee Benefits.................................32
                  (j)     Compliance with Laws; Permits.....................34
                  (k)     Environmental Matters.............................35
                  (l)     Accounting and Tax Matters........................36
                  (m)     Taxes.............................................36
                  (n)     Labor Matters.....................................37
                  (o)     Material Contracts................................37
                  (p)     Ownership of Shares...............................37
                  (q)     Brokers and Finders...............................37
                  (r)     Insurance Matters.................................37
                  (s)     Liabilities and Reserves..........................38


                                ARTICLE VI

                                 Covenants

6.1.(a)     Interim Operations of the Company...............................39
6.1.(b)     Interim Operations of Parent....................................41
6.2.        Company Acquisition Proposals...................................42
6.3.        Information Supplied............................................44
6.4.        Stockholders Meetings...........................................44
6.5.        Filings; Other Actions; Notification............................45
6.6.        Taxation and Accounting.........................................46
6.7.        Access..........................................................47
6.8.        Affiliates......................................................47
6.9.        Stock Exchange Listing..........................................48
6.10.       Publicity.......................................................48
6.11.       Benefits........................................................48
                  (a)     Stock Options.....................................48
                  (b)     Employee Benefits.................................49
6.12.       Expenses........................................................49
6.13.       Indemnification; Directors' and Officers' Insurance.............50
6.14.       Election to Parent's Board of Directors.........................51
6.15.       Convertible Notes...............................................51
6.16.       Satisfaction of Section 15 of the 1940 Act......................51
6.17.       Advisory Contract Consents......................................52
6.18.       Other Actions by the Company and Parent.........................52
                  (a)     Rights............................................52
                  (b)     Takeover Statute..................................52
                  (c)     Dividends.........................................53


                                ARTICLE VII

                                Conditions

7.1.        Conditions to Each Party's Obligation to Effect the Merger......53
                  (a)     Stockholder Approval..............................53
                  (b)     NYSE Listing......................................53
                  (c)     Regulatory Consents...............................53
                  (d)     Litigation........................................54
                  (e)     S-4...............................................54
7.2.        Conditions to Obligations of Parent and Merger Subsidiary.......54
                  (a)     Representations and Warranties....................54
                  (b)     Performance of Obligations of the Company.........54
                  (c)     Consents..........................................54
                  (d)     Tax Opinion.......................................55
                  (e)     Accountant Letters................................55
7.3.        Conditions to Obligation of the Company.........................55
                  (a)     Representations and Warranties....................55
                  (b)     Performance of Obligations of Parent and Merger
                               Subsidiary...................................55
                  (c)     Consents Under Agreements.........................56
                  (d)     Tax Opinion.......................................56
                  (e)     Accountant Letters................................56


                               ARTICLE VIII

                                Termination

8.1.        Termination by Mutual Consent...................................56
8.2.        Termination by Either Parent or the Company.....................56
8.3.        Termination by the Company......................................57
8.4.        Termination by Parent...........................................58
8.5.        Effect of Termination and Abandonment...........................58



                                ARTICLE IX

                         Miscellaneous and General

9.1.        Survival........................................................59
9.2.        Modification or Amendment.......................................60
9.3.        Waiver of Conditions............................................60
9.4.        Counterparts....................................................60
9.5.        GOVERNING LAW; WAIVER OF JURY TRIAL.............................60
9.6.        Notices.........................................................61
9.7.        Entire Agreement; No Other Representations......................61
9.8.        No Third Party Beneficiaries....................................62
9.9.        Obligations of Parent and of the Company........................62
9.10.       Severability....................................................62
9.11.       Interpretation..................................................62
9.12.       Assignment......................................................63
9.13.       Location of Certain Definitions.................................63


                                   EXHIBITS

Exhibit A-1 - Form of Company Affiliate Letter
Exhibit A-2 - Form of Parent Affiliate Letter